Exhibit 5.1


                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                           211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020



                                  July 12, 2000


Board of Directors
Stifel Financial Corp.
501 North Broadway
St. Louis, Missouri 63102

         Re:      Registration Statement on Form S-3 Filed on July 12, 2000

Gentlemen:

         We are acting as counsel for Stifel Financial Corp., Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 468,664 shares of the Company's common stock, $.15 par value per share.

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Restated Certificate of Incorporation and the Amended and Restated By-laws of the
Company, each as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that the shares of common stock of the Company covered by the Registration Statement are legally issued, fully paid and non-assessable shares of common stock of the Company.

         We do not express any opinion as to any matter governed by any law other than the General Corporation Law of the State of Delaware.

         We desire you to know that John J. Goebel, Senior Counsel at our firm, is a director of Stifel Financial Corp.

         We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Opinion" and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Bryan Cave LLP

                                          Bryan Cave LLP